EXHIBIT 21
INDEPENDENT BANK CORPORATION
Subsidiaries of the Registrant

State of Incorporation
IBC Capital Finance II
Ionia, Michigan	Delaware
IBC Capital Finance III
Ionia, Michigan	Delaware
IBC Capital Finance IV
Ionia, Michigan	Delaware
Midwest Guarantee Trust I
Ionia, Michigan	Delaware
Independent Bank
Ionia, Michigan	Michigan
Independent Mortgage Company, Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
IBC Financial Services, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Independent Title Services, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Mepco Finance Corporation (“Mepco”), Chicago, Illinois
(a subsidiary of Independent Bank)	Michigan
Mepco Acceptance Corporation, Chicago, Illinois
(a subsidiary of Mepco)	California